UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2026

NCR VOYIX CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

864 Spring Street NW
Atlanta, GA 30308
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (800) 225-5627

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VYX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) The NCR Voyix Corporation 2026 Stock Incentive Plan (the "Plan") was approved by the stockholders of NCR Voyix Corporation ("NCR Voyix" or the "Company") at the Company's Annual Meeting of Stockholders on June 3, 2026 (the "2026 Annual Meeting") and became effective that same day. The Plan was previously approved by the Company's Board of Directors (the "Board") on April 17, 2026, subject to stockholder approval. In accordance with the Plan, no additional awards will be granted under the NCR Corporation 2017 Stock Incentive Plan on or after June 3, 2026.
A detailed summary of the Plan is described under "Approval of NCR Voyix Corporation 2026 Stock Incentive Plan" in the Company's definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 21, 2026 (the "2026 Proxy Statement"), and is incorporated herein by reference. This summary of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is included in the 2026 Proxy Statement as Appendix A.
Item 5.07.     Submission of Matters to a Vote of Security Holders.
NCR Voyix held its 2026 Annual Meeting on June 3, 2026 where the Company's stockholders voted on four proposals. Each of the four proposals are described in the 2026 Proxy Statement.
Record holders of shares of NCR Voyix common stock, par value $0.01 per share, and record holders of shares of Series A Convertible Preferred Stock, par value $0.01 per share with a liquidation preference of $1,000 per share, at the close of business on March 16, 2026, the record date for the 2026 Annual Meeting, were entitled to vote together as a single class on each of the proposals considered at the 2026 Annual Meeting, with holders of Series A Convertible Preferred Stock voting on an as-converted basis.
The final voting results with respect to each of the four proposals voted upon at the 2026 Annual Meeting are set forth below:
1. Election of Directors. Eight directors were elected to serve on the Board by the votes set forth in the table below for a term expiring at the Company’s 2027 Annual Meeting of Stockholders and until their successors are duly elected and qualify :

Nominee	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
James Kelly	126,996,169	772,837	110,945	13,011,915
Janet Haugen	127,054,193	759,286	66,472	13,011,915
Irv Henderson	126,560,375	1,253,467	66,109	13,011,915
Kirk Larsen	126,940,259	870,600	69,092	13,011,915
Laura Miller	127,102,132	709,790	68,029	13,011,915
Kevin Reddy	127,032,622	778,332	68,997	13,011,915
Laura Sen	123,011,972	4,797,076	70,903	13,011,915
Jeffrey Sloan	126,730,631	1,080,200	69,120	13,011,915

2. Say on Pay: Advisory Vote on the Compensation of the Named Executive Officers. The compensation of the Company's named executive officers, as disclosed in the Company's 2026 Proxy Statement, was approved, on a non-binding and advisory basis, by the votes set forth in the table below:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
126,141,264	1,601,778	136,909	13,011,915

3. Ratification of the Appointment of the Independent Registered Public Accounting Firm. The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 was ratified by the votes set forth in the table below:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
139,467,622	1,357,399	66,845	—

4. Approval of the NCR Voyix Corporation 2026 Stock Incentive Plan. The Plan was approved by the votes set forth in the table below:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
122,928,557	4,818,684	132,710	13,011,915

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Voyix Corporation

By:	/s/ Kelli E. Sterrett
Kelli E. Sterrett
Executive Vice President, General Counsel and Secretary
Date: June 8, 2026